INVESTOR RELATIONS AGREEMENT


     This Amended and Restated Investor Relations Agreement ("Agreement") is made and entered into as of the 22nd day of October 2002, but effective retroactive to August 6, 2002, the date of the original agreement by and between Stoneside Development Limited (the "Consultant"), with its office at 200 S. Knowles Ave., Winter Park, Fl. 32789, USA and MycoBiotech Ltd., with business office is at 12 Science Park Drive, #04-01, The Mendel Singapore Science, Park 1, Singapore 118225 ("the Company"), and collectively the Parties.

                                   WITNESSETH

WHEREAS, an agreement was executed by and between the Parties on August 6, 2002;

WHEREAS, the Parties wish to amend and restate such agreement, and have herein modified such agreement;

WHEREAS, the Company is planning to go public on the capital market in the U.S.A. through the issuance of American Depositary Receipts ("ADR") to be arranged by the Bank of New York ("Public Listing").

WHEREAS, the Consultant is engaged in the business of providing investor public relations and corporate communication services; and

WHEREAS, the Company is desirous of retaining the Consultant for the purpose of obtaining services in respect of investor relations, public relations and corporate communication activities.

NOW, THEREFORE, in consideration of the mutual premises contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:-

1.   Engagement

The Company hereby appoints the Consultant as its investor relations consultant in respect of certain investor relations, and corporate communication .

2.   Term

This Agreement shall commence on the date of this Agreement and shall last for 12 months.

3.   Service

In consideration of the compensation as stated herein, the Consultant shall perform the following services for the Company:-

(a) Formulate strategic investor relations plans for the Company so as to arouse the interest of the investors and ultimately bring the stock price of the Company up to a level which can more accurately reflect its value and prospects.

(b) Assist the Company in identifying no less than three eligible market makers.

(c) Establish lines of communication with investment banks, institutional investors, brokers and market makers; and to coordinate investor relations activities and inform them of recent corporate development.

(d) Prepare fact sheets and / or corporate profiles for distribution to the brokers as necessary.

(e)  Arrange road shows and brokers' meeting for the Company.

(f)  Prepare and disseminate press releases and other reports for the Company.

(g) Coordinate with other parties in carrying out market promotion campaigns as necessary.

4.   Compensation

As consideration for the services set forth in clause 3 of this Agreement, the Company hereby agrees to give to the Consultant a compensation which shall be computed as follows:-

(a)  A monthly service fee of US$10,000 for the first four months of services.

(b) US$20,000 representing the service fee for the first two months shall be payable upon execution of this Agreement.

(c) US$20,000 representing the service fee for the 3rd and 4th shall be payable by August 15, 2002.

(d) Commencing from the 5th month onward, US$6,500 per month shall be paid on a monthly basis at the end of each month.

In case of earlier termination by the Company unless due to causes of negligence, the Company shall immediately pay to the Consultant all compensation for the remaining service term.

5.   Obligation of the Company

The Company shall provide immediately any information which is material to the operation of the Company in particular information which affects the capital market and the business of the Company.

6.    Expenses

The Company shall reimburse the Consultant for all of its actual out-of-pocket expenses, including but not limited to travel, legal fees and other expenses, incurred in connection with the services provided by the Consultant, however, for expenses more than US$500, prior approval of such expenses by the Company shall be required. The Consultant shall not bear any of the Company's legal, accounting, printing, mailing road shows, or other expenses in connection with any transactions or activities considered or consummated hereby. It is also understood that neither the Consultant, nor the directors, employees and agents of the Consultant, shall be responsible for any fees or commissions payable to any finder or to any other financial or other advisor retained by the Company.

7.    Liability of the Consultant

In performing the activities described in this agreement, the Consultant and the Company's actions will comply with all NASD, SEC and applicable Country, State or Province laws, rules and regulations. However in so providing the services to the Company, the Consultant shall not be liable to the Company or its creditors for errors of judgment or any other cause except willful malfeasance, bad faith or reckless disregard of its obligations and duties under the terms of this agreement. Additionally the Company assumes and claims all responsibility and liability for the content of information disseminated on behalf of the Company which has been approved by the Company.

8.    Competitors

The Company recognizes that the Consultant now renders or may in the future render consulting services to other companies which may or may not conduct business and activities similar to the Company. The Consultant shall not be required to devote its full time and attention to the performance of its duties under this agreement, but shall devote only so much of its time and attention as shall be reasonably necessary for such purposes.

9. Indemnification

The Company will indemnify and defend the Consultant against all claims, proceedings, suits or other matters that might be asserted against the Consultant by reason of this agreement and the Company will pay the Consultant reasonable attorney's fees and expenses in connection with such matters; provided that the Consultant acts within the scope of this Agreement and is not negligent.

10.  Confidential Information

The Consultant acknowledges that it will gain knowledge of information of substantial value to the Company regarding the Company's business which is not generally known and which gives the Company an advantage over competitors who do not know, or use, such information, including, but not limited to, know-how, trade secrets techniques, designs sales and customer information, and business and financial information relating to the business, products services practices or techniques of the Company's plans for future products or developments ("Confidential Information"). The Consultant agrees to, at all times, regard and preserve such information as confidential. The Consultant further agrees that such Confidential Information will not be disclosed by it to any person or entity without the prior written consent of the Company.

11.   Notices

All notices, requests, demands or other communications required or authorized or contemplated to be given by this Agreement shall be in writing and shall be deemed to have been duly given if hand delivered, sent by commercial overnight courier or sent by certified or registered mail. A facsimile transmission, when received, shall be considered delivery of written notice.

12.  Governing Law

This Agreement shall be governed by the laws of the Republic of Singapore.

13.  Entire agreement

The provisions of this agreement set forth the entire binding agreement between the parties and supersede all prior written and oral communications, discussions, and negotiations between the parties concerning the proposed transaction. The terms of this agreement may be amended only in writing and when signed by both parties.

14. Binding effect

This Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns.

15. Attorney's Fees

In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

16.   Amendment or Waiver

Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same of any other default then, theretofore, or thereafter occurring or existing.

17.   Counterparts

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. For purpose of this Agreement only, facsimile signatures shall be considered original signatures.

18.  Subcontract/Assignment

The Company understands that the Consultant in the performance of this agreement may subcontract and/or assign portions of this Agreement provided that approval is obtained form the Company in advance.

19. Superceding of Prior Agreement

This Agreement supercedes any and all prior agreements between the Parties and any agreements heretofore executed between the parties are null and void.

Signed by




-----------------------------                  -------------------------------
For and on behalf of                           For and on behalf of
MycoBiotech Ltd.                               Stoneside Development Limited